Page 1
                                                             B/D Name
                                                             11/12/01
                                  BROKER-DEALER
                        MARKETING AND SERVICING AGREEMENT
                                       FOR
                             VARIABLE LIFE CONTRACTS

This Broker-Dealer Marketing and Servicing Agreement for Variable Life Contracts (the "Agreement") is dated this ______ day of ________________, 2001, by and between Princor Financial Services Corporation ("Princor"), and Principal Life Insurance Company (the "Insurer"), respectively the distributor and issuer for and of the Policies hereinafter described, and ABC Company ( "Broker-Dealer") (individually, a "Party" and collectively, the "Parties") The Parties enter into this Agreement for the purpose of appointing the Broker-Dealer to perform the services hereunder described, subject to the following provisions:

1. Except as otherwise provided below, Princor hereby appoints the Broker-Dealer to provide sales assistance with respect to, and to cause applications to be solicited for the purchase of variable life policies issued by the Insurer (the "Policies" or "Policy"). Broker-Dealer accepts such appointment and agrees to use its best efforts to provide sales assistance to registered representatives of the Broker-Dealer and to cause applications for the purchase of Policies to be solicited by such registered representatives. Broker-Dealer agrees to pay a commission to such registered representatives. Commissions will be paid to the registered representative's broker-dealer of record.

     Insurer represents that the Policies, including any related separate accounts, shall comply with the registration and other applicable requirements of the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "40 Act") and the rules and regulations thereunder, including the terms of any order of the Securities and Exchange Commission (the "SEC") with respect thereto. Insurer further represents that the Policy prospectuses included in the Insurer's registration statement, post-effective amendments, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain all statements and information required to be stated therein by the 1933 Act and in all respects conform or will conform to the requirements thereof, and no prospectus, nor any supplement thereof, includes or will include any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the foregoing representations shall not apply to information contained in or omitted from any prospectus or supplement in reliance upon and in conformity with written information furnished to the Insurer by the Broker-Dealer specifically for use in preparation thereof. The foregoing representations also shall not apply to information contained in or omitted from any prospectus or supplement of any underlying mutual fund.

2. The Broker-Dealer will promptly forward to the appropriate office of Princor, or its authorized designee, all Policy applications along with other documents, if any, and any payments received with such applications and will have no rights of set off for any reason. Any Policy application which is rejected, together with any payment made and other documents submitted, shall be returned to the Broker-Dealer.

3. Insurer, on behalf of Princor, shall pay compensation to Broker-Dealer as set out in Exhibits A through D, attached to this Agreement; provided, however, that Princor and Insurer reserve the right to revise the payments for services described in the Exhibits to this Agreement at any time upon the mailing of written notice to Broker-Dealer. Broker-Dealer agrees to return promptly to Insurer all compensation received for any Policy returned within the "free look" period as specified in the Policy.

4. In those states where Broker-Dealer cannot obtain an insurance license, Broker-Dealer represents and warrants that: it will effect the sale of the Policy through a validly licensed insurance representative ("Compensation Representative") who has entered into an agreement with Broker-Dealer for this purpose; it authorizes Insurer to pay any compensation owed to Broker-Dealer from sales of a Policy to such Compensation Representative; it remains fully responsible for recordkeeping and supervision of the solicitation and/or sale of the Policy; all compensation received by Compensation Representative in accordance with this section will be distributed by Compensation Representative only to duly licensed and registered representatives who have been appointed by the Insurer to solicit for applications for the Policies.

     Broker-Dealer represents that it is a registered broker-dealer under the Securities Exchange Act of 1934, a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and is registered as a broker-dealer under state law to the extent required in order to provide the services described in this Agreement. Broker-Dealer agrees to abide by all rules and regulations of the NASD Regulation, Inc. ("NASDR"), including its Conduct Rules, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Policies, including the prospectus delivery requirements under the 1933 Act for the Policies and any underlying mutual fund. The Broker-Dealer is responsible for prospectus delivery requirements only on initial sale. The Insurer and underwriter will be responsible for prospectus delivery annually after the original sale.

     Broker-Dealer agrees to notify Princor promptly of any change, termination, or suspension of its status as a broker-dealer or NASD member. Broker-Dealer shall immediately notify Princor with respect to i) the initiation and disposition of any form of disciplinary action by the NASDR or any other agency or instrumentality having jurisdiction with respect to the subject matter hereof against Broker-Dealer or any of its representatives, employees or agents; ii) the issuance of any form of deficiency notice made part of the public record by the NASDR or any such agency regarding Broker-Dealer's training, supervision or sales practices; and/or iii) the effectuation of any consensual order with respect thereto.

6. In connection with the solicitation of applications for the purchase of Policies, Broker-Dealer agrees to indemnify and hold harmless Princor and the Insurer from any damage or expense as a result of (a) the negligence, misconduct or wrongful act of Broker-Dealer or any employee, representative or agent of the Broker-Dealer and/or (b) any actual or alleged violation of any securities or insurance laws, regulations or orders and/or (c) any actual or alleged obligation of the Compensation Representative under terms of the agreement between the Broker-Dealer and the Compensation
     Representative, including claims by one or more of the Broker-Dealer's representatives for compensation due or to become due on account of such representatives' sales of the Policy and any claims or controversy between Broker-Dealer and Compensation Representative as to rights to compensation. Any indebtedness or obligation of the Broker-Dealer to Princor or the Insurer, whether arising hereunder or otherwise, and any liabilities incurred or moneys paid by Princor or the Insurer to any person as a result of any misrepresentation, wrongful or unauthorized act or omission, negligence of or failure of Broker-Dealer or its employees, producers, and registered representatives to comply with this Agreement, shall be set off against any compensation payable under this Agreement. Notwithstanding the foregoing, Broker-Dealer shall not indemnify and hold harmless Princor and the Insurer from any damage or expense on account of the negligence, misconduct or wrongful act of Broker-Dealer or any employee, representative or producer of Broker-Dealer if such negligence, misconduct or wrongful act arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by Princor or the Insurer for use in conjunction with the offer or sale of Policies, or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any Policies under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by termination of this Agreement.


7. In connection with the solicitation of applications for the purchase of Policies, Princor and the Insurer agree to indemnify and hold harmless Broker-Dealer from any damage or expense on account of the negligence, misconduct or wrongful act of Princor or the Insurer or any employee, representative or producer of Princor or the Insurer, including but not limited to, any damage or expense which arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by Princor or the Insurer for use in conjunction with the offer or sale of the Policies; or
     (iii) any state registration or other document filed in any state or other jurisdiction in order to qualify any Policy under the securities laws of such state or jurisdiction and/or any actual or alleged violation of any securities or insurance laws, regulations or orders. The terms of this provision shall not be impaired by termination of this Agreement.

8. The Broker-Dealer will itself be, or will select persons associated with it who are trained and qualified to solicit applications for purchase of Policies in conformance with applicable state and federal laws. Any such persons shall be registered representatives of the Broker-Dealer in accordance with the rules of the NASDR, be licensed to offer the Policies in accordance with the insurance laws of any jurisdiction in which such person solicits applications and be licensed with and appointed by the Insurer to solicit applications for the Policies. Broker-Dealer will supervise its representatives to insure that purchase of a Policy is not recommended to an applicant in the absence of reasonable grounds to believe that the purchase of a Policy is suitable for that applicant. Broker-Dealer shall pay the fees to regulatory authorities in connection with obtaining necessary securities licenses and authorizations for registered representatives to solicit applications for the purchase of Policies. Insurer is responsible for fees in connection with the appointment of registered representatives as producers of the Insurer.

9. The activities of all registered representatives, employees and agents (the"producers") will be under the direct supervision and control of the Broker-Dealer. The right of producers to solicit applications for the purchase of Policies is subject to their continued compliance with the rules and procedures which may be established by the Broker-Dealer, or the Insurer, including, but not limited to, those set forth in this Agreement.

10. The Broker-Dealer shall ensure that applications for the purchase of Policies are solicited only in the states where the Policies are qualified for sale, and only in accordance with the terms and conditions of the then current prospectus applicable to the Policies and will make no representations not included in the prospectus, Statement of Additional Information, or in any authorized supplemental material supplied by Princor. With regard to the Policies, the Broker-Dealer shall not use or permit its producers to use any sales promotion materials or any form of advertising other than that supplied or approved by Princor. The Insurer and Princor shall provide only approved supplemental material, advertising and sales materials, including illustrations, for Broker-Dealer use.

11. Broker-Dealer shall ensure that the prospectus delivery requirements under the 1933 Act and all other applicable securities and insurance laws, rules and regulations are met and that delivery of any prospectus for the Policies will be accompanied by delivery of the prospectus for the underlying mutual funds, and, where required by state law, the Statement of Additional Information for the underlying mutual funds. The Insurer or Princor shall inform the Broker-Dealer of those states which require delivery of a Statement of Additional Information with the prospectus on initial sale.


     Broker-Dealer understands and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent contractor and not as an agent or employee of Princor or the Insurer and that it is not authorized to act for, or make any representation on behalf of, Princor or the Insurer except as specified herein. Broker-Dealer understands and agrees that the Insurer shall execute telephone transactions only in accordance with the terms and conditions of the then current prospectus applicable to the Policies and agrees that in consideration for the Broker-Dealer's right to exercise the telephone transaction services neither Princor nor the Insurer will be liable for any loss, injury or damage incurred as a result of acting upon, nor will they be held responsible for the authenticity of any telephone instructions containing unauthorized, incorrect or incomplete information. Broker-Dealer agrees to indemnify and hold harmless Princor and the Insurer against any loss, injury or damage resulting from any telephone transactions instruction containing unauthorized, incorrect or incomplete information received from Broker-Dealer or any of its registered representatives. (Telephone instructions are recorded on tape.)

13. This Agreement may not be assigned by the Broker-Dealer without the prior written consent of Princor.

14. Any Party hereto may cancel this Agreement at any time upon written notice. This Agreement shall automatically terminate if Broker-Dealer voluntarily or involuntarily ceases to be or is suspended from being, a member in good standing of the NASD. In addition, Princor and Insurer reserve the right to terminate this Agreement in the event that any registered representative, employee or agent of Broker-Dealer is suspended, disciplined or found to be in violation of governing insurance or securities laws, rules or regulations. Failure of any party to terminate this Agreement for any of the causes set forth in this Agreement shall not constitute a waiver of the right to terminate this Agreement at a later time for any such causes.

15. Confidentiality. Each Party acknowledges that, in the course of performing its duties under this Agreement or otherwise, it may receive or learn information about individuals who have applied for or purchased financial products or financial services from the other Party, including, but not limited to, personal, financial and/or health information ("Confidential Information"). Each Party agrees that it will not use or disclose to any affiliate or third party, either orally or in writing, any Confidential Information of the other Party for any purpose other than the purpose for which the Confidential Information was provided to that Party. Without limiting any of the foregoing, each Party agrees to take all precautions that are reasonably necessary to protect the security of the other Party's Confidential Information. Each Party agrees to restrict access to the other Party's Confidential Information to those employees who need to know that information to perform their duties under this Agreement. Each Party further agrees that, upon request of the other Party, it will return to the Party making such request all tangible items containing any Confidential Information of the other Party, including all copies, abstractions and compilations thereof, without retaining any copies of the items required to be returned. The obligations of this paragraph extend to the employees, agents, affiliates and contractors of each Party, and each Party shall inform such persons of their obligations hereunder.

     Notification obligation. Each Party shall, upon learning of any unauthorized disclosure or use of any of the other Party's Confidential Information, notify the other Party promptly and cooperate fully with such Party to protect such Confidential Information.

     Disclosure required by law. If Broker-Dealer believes it is required by law or by a subpoena or court order to disclose any Confidential Information, Broker-Dealer, prior to any disclosure, shall promptly notify Insurer in writing attaching a copy of the subpoena, court order or other demand and shall make all reasonable efforts to allow Insurer an opportunity to seek a protective order or other judicial relief.


     Non-restricted information. Except as stated in the final sentence of this paragraph, nothing in this Agreement shall be construed to restrict disclosure or use of information that: (a) was in the possession of or rightfully known by the recipient, without an obligation to maintain its confidentiality, prior to receipt from the other Party; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the recipient in good faith from a third party having the right to disclose it without an obligation of confidentiality; (d) is independently developed by the receiving party without the participation of individuals who have had access to the other Party's confidential or proprietary information. The Parties acknowledge that certain laws governing Confidential Information about individuals are more restrictive than the foregoing statements and they agree to comply in all respects with such laws.

     Compliance with law. Each Party agrees, In connection with its performance under this Agreement, to comply with all applicable laws, including but not limited to laws protecting the privacy of non-public personal information about individuals.

     Survival. The provisions of this Agreement relating to confidentiality shall survive termination or expiration of this Agreement.

15. This Agreement on the part of the Broker-Dealer runs to Princor and the Insurer and is for the benefit of and enforceable by each.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.





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


This Broker-Dealer Marketing and Servicing Agreement for Variable Life Contracts is agreed to as of the date shown on the first page of the Agreement by

Broker Dealer Name



       By:

       Title:
       Date:___________________________


Princor Financial Services Corporation



       By:

       Title:
       Date: __________________________


Principal Life Insurance Company



       By:
                Debra K. Blackman

       Title:  SMB Distribution Support Officer
       Date: